SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2006

LION-GRI INTERNATIONAL, INC.
609 Hampshire Lane Oveido, Florida Tel: (800) 377-2137

Commission File Number -----------000-27199

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Section 8.01 - Other Events

On May 18, 2006, the Company filed its preliminary proxy solicitation materials with the Commission (PRE 14A). On June 2, 2006 the Company filed its definitive solicitation materials with the Commission (DEF 14A).

On June 23, 2006, Lion-Gri International, Inc. (the “Company”) held a duly noticed Special Meeting of Shareholders whereby the following proposals were considered and approved:

1.	To consider and act upon a proposal to effect a one (1) share for twenty (20) share reverse split of the Company’s issued and outstanding shares.

2.	To ratify and affirm the Exchange Agreement entered into on March 1, 2006 by and between the Company and the Shareholders of Promotora Valle Hermoso, Inc.

3.	To ratify the appointment of Marcia Gracia Rosales, Maria-Fernanda Rosales and Fanny P. Narvaez as Directors of the Company.

4.	To effect the name and address change of the Company from Lion- Gri International, Inc. to Promotora Valle Hermoso, Inc. in accordance with the Exchange Agreement of March 1, 2006.

Accordingly, the Company is filing an Amendment to the articles of incorporation with the State of Colorado to effect the proposals. The Company will concurrently apply for a new CUSIP number and a new trading symbol. The anticipated effective date of the Exchange Agreement is on or about July 19, 2006.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION-GRI INTERNATIONAL, INC.

Date: June 26, 22006	By:	s/ Fanny P. Narvaez Marin
Fanny P. Narvaez Marin
Secretary and Director